Exhibit 4.29

EXECUTION VERSION

Amendment agreement No. 3

relating to a pre-payment agreement dated 18 December 2015, as amended by an amendment agreement no. 1 dated 1 September 2016 and an amendment agreement no. 2 dated 16 December 2016

Dated                       February 13, 2017

GeoPark Colombia S.A.S.

(the Seller)

C.I. Trafigura Petroleum Colombia S.A.S.

(the Buyer)

GeoPark Ltd.

(the Guarantor)

Amendment agreement No. 3 (the Agreement)

Dated                    February 13, 2017

Between

(1)	GeoPark Colombia S.A.S., a company incorporated under the laws of Colombia whose registered office is at Calle 94 No. 11-30 8th Floor, Bogota, Colombia (the Seller);

(2)	C.I. Trafigura Petroleum Colombia S.A.S., a company incorporated under the laws of Colombia whose registered office is at Carrera 11 No. 82-01 Of. 701, Bogota, Colombia (the Buyer); and

(3)	GeoPark Ltd., a company incorporated under the laws of Bermuda whose registered office is at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda with registration number 33273 (the Guarantor).

Recitals

A	This Agreement is supplemental to and amends a facility agreement dated 18 December 2015, as amended by an amendment agreement no. 1 dated 1 September 2016 and an amendment agreement no. 2 dated 16 December 2016 (the Amendment 2) between, among others, the Seller, the Buyer and the Guarantor (the Prepayment Agreement).

B	The Parties have agreed to make certain amendments to the Prepayment Agreement on the terms of this Agreement and to provide certain confirmations in respect of the Transaction Documents.

It is agreed:

1	Definitions and construction

1.1.1	Definitions

Words and expressions defined in the Prepayment Agreement, as amended by this Agreement, shall have the same meanings in this Agreement. In addition:

Amendment Effective Date means the date on which the Buyer notifies the Seller that it has received all the documents and evidence listed in the Schedule, each in form and substance satisfactory to it.

1.1.2	Construction

The principles of construction set out in clause 1.2 (Interpretation) of the Prepayment Agreement shall apply to this Agreement, insofar as they are relevant to it, as they apply to the Prepayment Agreement.

1.1.3	Third party rights

The provisions of clause 1.3 (Third party rights) of the Prepayment Agreement shall apply to this Agreement as they apply to the Prepayment Agreement.

2	Amendments

With effect from the Amendment Effective Date, the Prepayment Agreement shall be amended as follows.

2.1.1	Clause 2.1 paragraph (a) of the Prepayment Agreement shall be deleted in its entirety and replaced with the following:

“(a) Subject to paragraph (c) below and the other terms of this Agreement the Buyer makes available to the Seller the Advances up to and including the end of the Availability Period in an aggregate amount not exceeding the Initial Commitment.”

2.1.2	Clause 6.3 of the Prepayment Agreement shall be deleted in its entirety and replaced with the following:

“In addition to any deductions or reimbursements payable by the Seller to the Buyer under Clauses 6.1 and 6.2, the Seller shall reimburse the Buyer by way of a cash payment, such amounts required to ensure that the Outstanding Advances from and after the first day following the end of the Availability Period do not, subject always to the reimbursement obligations of the Seller in respect of the Outstanding Advances and each Reimbursement Instalment as set out in this Agreement (and in particular Clauses 6.1 and 6.2), exceed US$75,000,000.”.

2.1.3	The words “7,000 bpd” in Clause 18.14 (Delivery under Commercial Contract) of the Prepayment Agreement shall be deleted and replaced by the words “12,000 bpd”.

2.1.4	The definition of ‘Commitment’ set out in Schedule 2 (Definitions) of the Prepayment Agreement shall be deleted in its entirety and replaced with the following:

“Commitment means, as applicable, the Initial Commitment, or the Additional Advance”.

2.1.5	The definition of ‘Initial Commitment’ set out in Schedule 2 (Definitions) of the Prepayment Agreement shall be deleted in its entirety and replaced with the following:

“Initial Commitment means the principal amount of US$75,000,000, to the extent not cancelled or reduced under this Agreement”.

2.1.6	The definition of ‘Maximum Commitment’ set out in Schedule 2 (Definitions) of the Prepayment Agreement shall be deleted in its entirety and replaced with the following:

“Maximum Commitment means the principal amount of US$75,000,000, to the extent not cancelled or reduced under this Agreement”.

2.1.7	The definition of “Reduced Commitment” at Schedule 2 of the Prepayment Agreement shall be deleted.

3	Confirmations

3.1.1	Without prejudice to the rights of the Buyer which have arisen on or before the date of this Agreement or the Amendment Effective Date, each of the Seller and the Guarantor confirm, that, on and after the date of this Agreement and the Amendment Effective Date:

(a)	the Prepayment Agreement (as amended by this Agreement), and the other Transaction Documents (to which they are a party), will remain in full force and effect; and

(b)	the Security Documents (to which they are a party) will:

(i)	not be affected by this Agreement and will continue in full force and effect to the extent not replaced, ratified or supplemented as contemplated by this Agreement, subject to any limitations set out in the Security Documents;

(ii)	extend to the liabilities and obligations of the Seller and the Guarantor as laid out in the Prepayment Agreement (as amended by this Agreement); and

(iii)	include as obligations of the Seller and the Guarantor any additional indebtedness incurred and other obligations under the Prepayment Agreement as amended by this Agreement.

3.1.2	The Guarantor confirms that, on and after the date this Agreement, its guarantee, set out at clause 13 of the Prepayment Agreement (the Guarantee) will remain in full force and effect and will extend to the Seller’s obligations under the Prepayment Agreement (as amended by this Agreement).

3.1.3	The Parties confirm that the references in Amendment 2 to “US$67,500,000” (in paragraphs 2.1.5 and 2.1.6) and to “US$65,000,000” (in paragraph 2.1.7) are erroneous and do not (and did not, at any time) reflect the intentions or agreement of the Parties, and that they should be references to “US$47,500,000” and “US$45,000,000” respectively, notwithstanding the fact that the amendments to the Prepayment Agreement as set out in this Agreement supersede the amendments to the Prepayment Agreement effected by the Amendment 2.

4	Representations and warranties

The representations and warranties set out in clause 14 (Representations and warranties) of the Prepayment Agreement are deemed to be repeated by both the Seller and the Guarantor by reference to the facts and circumstances then existing on the date of this Agreement and the Amendment Effective Date.

5	Further action

The Seller and the Guarantor shall, at their own expense, promptly take any action and sign or execute any further documents which the Buyer may require in order to give effect to the requirements of this Agreement.

6	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7	Governing law and enforcement

7.1.1	Governing Law

This Agreement, its interpretation and any non-contractual obligations arising from or connected with it, is governed by and shall be construed in accordance with English law.

7.1.2	Enforcement

The provisions of paragraph 29 (Dispute Resolution and Jurisdiction) of the Prepayment Agreement shall apply to this Agreement as they apply to the Prepayment Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule

Conditions precedent to the Amendment Effective Date

1.     This Agreement, duly executed by all the parties to it.

2.     Any other document or evidence required by the Buyer in connection with this Agreement and the transactions contemplated by this Agreement.

Execution Pages

The Seller

Executed by GeoPark Colombia S.A.S. as the Seller and signed by person(s) who under the laws of Colombia are acting under the authority of that company	/s/ Marcela Vaca Torres
	Name:	Marcela Vaca Torres
	Position:	Legal Representative

/s/ Carlos Bolaños Ortiz
	Name:	Carlos Bolaños Ortiz
	Position:	Legal Representative

The Buyer

Executed by C.I. Trafigura Petroleum Colombia S.A.S. as the Buyer and signed by person(s) who under the laws of Colombia are acting under the authority of that company	/s/ Nicolas Daguerre
	Name:	Nicolas Daguerre
	Position:	Legal Representative

/s/ Emilio Comotti
	Name:	Emilio Comotti
	Position:	Power of Attorney

The Guarantor

Executed by GeoPark Ltd. as the Guarantor and signed by person(s) who under the laws of Bermuda are acting under the authority of that company	/s/ Pedro Aylwin Chiorrini
	Name:	Pedro Aylwin Chiorrini
	Position:	Legal Representative